UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of principal executive offices)	95014 (Zip code)

(408) 517-8000
(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS.
SIGNATURE

ITEM 8.01: OTHER EVENTS.

Symantec Senior Executives’ 10b5-1 Plans

     Symantec’s policy regarding securities trades by company personnel permits sales of the company’s securities under plans instituted pursuant to Securities and Exchange Commission (“SEC”) Rule 10b5-1. These plans allow insiders to diversify their holdings in a manner that dispels any inference that they are trading on the basis of material nonpublic information. As previously announced, several of Symantec’s senior executives have in the past established 10b5-1 plans. We expect that sales will occur pursuant to a number of these plans in the period between the date of this release and the anticipated date of our fourth quarter earnings release, which is currently scheduled to occur on May 4, 2005. We are also aware that the term of the 10b5-1 plan previously established by our Chairman and CEO, John Thompson, expired last quarter and that Mr. Thompson has not yet established a replacement for the prior plan.

Status of Merger Transaction with VERITAS Software Corporation

     We submitted the Registration Statement on Form S-4 containing the proxy statement and prospectus for the VERITAS and Symantec stockholder meetings to the SEC in February. We are currently in the review process with the SEC. When that process is completed, we will be able to announce our expectations for the meeting and close dates. We continue expect this transaction to close during the second calendar quarter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2005	SYMANTEC CORPORATION
	By:	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, General Counsel and Secretary